Exhibit 21

TCF Financial Corporation
Subsidiaries of Registrant
(As of December 31, 2014)

Subsidiary	State of Incorporation	Names under which Subsidiary Does Business

Fidelity National Capital, Inc.(1)	Delaware	Fidelity National Capital, Inc. Fidelity National Capital of CA, Inc. (CA) Winthrop Capital (DE and MN)
Gateway One Lending & Finance, LLC	Delaware	Gateway One Lending & Finance, LLC
Great Lakes Mortgage LLC	Michigan	Great Lakes Mortgage LLC
Red Iron Acceptance, LLC	Delaware	Red Iron Acceptance, LLC
Service Corporation II	Michigan	Service Corporation II
TCF Agency, Inc.	Minnesota	TCF Agency, Inc.
TCF Agency Insurance Services, Inc.	Minnesota	TCF Agency Insurance Services, Inc.
TCF Bank International, Inc.	Organized under Federal Law	TCF Bank International, Inc.
TCF Commercial Finance Canada, Inc.	Canadian Federal Corporation	TCF Commercial Finance Canada, Inc. Financement Commercial TCF Canada, Inc.
TCF Foundation	Minnesota	TCF Foundation
TCF Illinois Realty Investments, LLC	Minnesota	TCF Illinois Realty Investments, LLC
TCF Insurance Agency, Inc.	Minnesota	TCF Insurance Agency, Inc. TCF Insurance (MN)
TCF International Management Services, LLC	Minnesota	TCF International Management Services, LLC
TCF International Operations, Inc.	Minnesota	TCF International Operations, Inc.
TCF Inventory Finance, Inc.	Minnesota	TCF Inventory Finance, Inc.
TCF Investments Management, Inc.	Minnesota	TCF Investments Management, Inc.
TCF Management Corporation	Minnesota	TCF Management Corporation TCF Real Estate Management (FL)
TCF National Bank	United States	TCF National Bank TCF Capital Funding (MN) TCF Equipment Finance (MN and CO)
TCF Portfolio Services, Inc.	Minnesota	TCF Portfolio Services, Inc.
TCFIF Joint Venture I, LLC	Minnesota	TCFIF Joint Venture I, LLC
Winthrop Resources Corporation	Minnesota	Winthrop Resources Corporation TCF Small Business Leasing
Winthrop Resources Holdings I, LLC	Minnesota	Winthrop Resources Holdings I, LLC

(1)
Fidelity National Capital, Inc. merged into Winthrop Resources Corporation on January 1, 2015.